Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2012
FIRST QUARTER RESULTS
Long Beach, Calif., June 2, 2011 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2012 first quarter ended April 30, 2011.
Fiscal First Quarter 2012 vs. 2011 Results:
•	Revenues were $1,198.7 million, an increase of 14 percent from $1,055.2 million.
•	Net revenues (revenues minus purchased transportation costs) were $410.6 million, an increase of 12 percent from $365.7 million.
•	Net income attributable to UTi Worldwide Inc. was $8.7 million, or $0.08 per diluted share, in the first quarter of fiscal 2012.
•	Transformation and facility exit costs totaled $6.5 million, or $4.6 million after taxes, in the first quarter of fiscal 2012.
•	Excluding these costs, adjusted net income attributable to UTi Worldwide Inc. was $13.3 million, or $0.13 per diluted share, compared to $10.1 million, or $0.10 per diluted share.
Eric W. Kirchner, chief executive officer, said, “Net revenues in the fiscal 2012 first quarter increased over the same period last year primarily because of higher airfreight volumes and contract logistics activity. Airfreight volumes were strong as we continued to win new business in an improved market. Contract logistics and distribution revenues were higher in the first quarter due to an increase in existing business activity and new business. Net revenue per unit of cargo also increased in the first quarter, reflecting declines in carrier spot rates compared to the same period last year. Operating expenses in the fiscal 2012 first quarter included transformation-related costs as well as costs associated with the exit of certain underutilized contract logistics facilities in Europe. We view these actions as important steps toward achieving our long-term targets.”

Revenues increased 13.6 percent in the 2012 fiscal first quarter compared to the prior-year first quarter primarily due to increased airfreight volumes, higher fuel surcharges, which the company passes through to clients, and greater contract logistics activity. Net revenues increased 12.3 percent in the first quarter primarily due to increased volumes and higher net revenue per unit of cargo. Currency trends positively impacted both revenue and net revenue in the first quarter. On an organic, constant currency basis, adjusted net revenues increased 7.9 percent compared to the first quarter last year.
Operating expenses in the first quarter of fiscal 2012, excluding purchased transportation costs, were $391.8 million. The fiscal 2012 first quarter operating expenses include transformation costs of $3.6 million comprising severance of $2.0 million and costs related to the company’s new financial system of $1.6 million. In addition, the company recorded $2.9 million in severance and facility exit costs relating to the closure of underutilized contract logistics facilities in Europe described above. Excluding these items, which total $6.5 million, adjusted operating expenses in the fiscal 2012 first quarter were $385.3 million, an increase of 11.1 percent compared to the same period last year. On an organic, constant currency basis, adjusted operating expenses in the fiscal 2012 first quarter were 6.9 percent higher than the same period last year.
The company reported operating income in the fiscal 2012 first quarter of $18.8 million. Excluding the transformation and facility exit costs of $6.5 million described above, adjusted operating income was $25.3 million, which represented 6.2 percent of net revenues. This compares to operating income in the year-ago first quarter of $19.0 million, or 5.2 percent of net revenues. The adjusted operating income and margin increases primarily reflect the higher volumes and net revenue per unit of cargo improvement in freight forwarding, as well as increased volumes in contract logistics compared to the same period last year.
Investor Conference Call:
UTi management will host an investor conference call today, June 2, 2011, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2012 first quarter. Investment professionals are invited to participate in the live call by dialing 800-762-8779 (domestic) or 480-629-9771 (international) using conference ID 4438598. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through June 5, 2011, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4438598.

About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information:
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to adjusted operating expenses, which are adjusted to exclude purchased transportation costs, as well as transformation and facility exit costs, and to adjusted net income and adjusted operating income, which are adjusted to exclude transformation and facility exit costs. The company also has referred to organic, constant-currency revenue and net revenue growth, which are adjusted to exclude the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods; and to organic, constant-currency adjusted operating expenses, which are adjusted to exclude purchased transportation costs, the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, the statements about the future impact of the company’s efforts to exit certain underutilized contract logistics facilities on the company’s margins, the outlook for the future and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the economic volatility that has materially impacted trade volumes, transportation capacity, pricing dynamics and overall margins; the financial condition of many of the company’s customers; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact and related costs associated with reorganization efforts and/or cost reduction measures undertaken by the company; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and described in the company’s other filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended April 30,
	2011	2010
	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$439,029	$367,692
Ocean freight forwarding	281,578	271,832
Customs brokerage	30,253	25,435
Contract logistics	198,979	177,010
Distribution	129,353	117,374
Other	119,513	95,813

Total revenues	1,198,705	1,055,156

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	350,177	293,542
Ocean freight forwarding	234,235	227,186
Customs brokerage	1,554	1,570
Contract logistics	45,153	35,723
Distribution	87,859	79,117
Other	69,150	52,270

Staff costs	233,345	207,001
Depreciation	12,441	11,412
Amortization of intangible assets	3,455	3,344
Severance and restructuring charges	4,849	—
Other operating expenses	137,694	125,039

Total operating expenses	1,179,912	1,036,204

Operating income	18,793	18,952
Interest expense, net	(4,224)	(4,119)
Other income, net	176	844

Pretax income	14,745	15,677
Provision for income taxes	4,235	4,936

Net income	10,510	10,741
Net income attributable to noncontrolling interests	1,767	667

Net income attributable to UTi Worldwide Inc.	$8,743	$10,074

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.09	$0.10

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.08	$0.10

Number of weighted-average common shares outstanding used for per share calculations
Basic shares	102,110,811	100,071,923
Diluted shares	104,015,880	101,528,328

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30,	January 31,
	2011	2011
	(Unaudited)
Assets

Cash and cash equivalents	$304,997	$326,795
Trade receivables, net	1,027,723	879,842
Deferred income taxes	22,238	20,400
Other current assets	141,874	131,295

Total current assets	1,496,832	1,358,332

Property, plant and equipment, net	205,014	175,700
Goodwill and other intangible assets, net	537,522	515,578
Investments	1,159	1,102
Deferred income taxes	31,093	29,526
Other non-current assets	36,293	32,467

Total assets	$2,307,913	$2,112,705

Liabilities & Equity

Bank lines of credit	$198,910	$170,732
Short-term borrowings	7,724	7,238
Current portion of long-term borrowings	43,448	34,232
Current portion of capital lease obligations	16,673	16,232
Trade payables and other accrued liabilities	907,755	822,887
Income taxes payable	8,819	8,521
Deferred income taxes	3,976	3,881

Total current liabilities	1,187,305	1,063,723

Long-term borrowings, excluding current portion	72,160	61,230
Capital lease obligations, excluding current portion	19,179	19,158
Deferred income taxes	31,047	30,487
Other non-current liabilities	39,377	37,943

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	489,193	484,884
Retained earnings	446,050	437,307
Accumulated other comprehensive income/(loss)	7,879	(35,116)

Total UTi Worldwide Inc. shareholders’ equity	943,122	887,075
Noncontrolling interests	15,723	13,089

Total equity	958,845	900,164

Total liabilities and equity	$2,307,913	$2,112,705

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	April 30,
	2011	2010
	(Unaudited)

Operating Activities:
Net income	$10,510	$10,741
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs, net	3,698	1,683
Depreciation	12,441	11,412
Amortization of intangible assets	3,455	3,344
Amortization of debt issuance costs	782	713
Deferred income taxes	(1,717)	(859)
Uncertain tax positions	168	145
Excess tax benefit from share-based compensation	(398)	(251)
Loss on disposal of property, plant and equipment	54	32
Provision for doubtful accounts	1,089	730
Other	398	239
Net changes in operating assets and liabilities	(74,113)	(56,409)

Net cash used in operating activities	(43,633)	(28,480)

Investing Activities:
Purchases of property, plant and equipment	(3,935)	(5,064)
Proceeds from disposal of property, plant and equipment	906	488
Purchases of software and other intangible assets	(5,153)	(587)
Net increase in other non-current assets	(1,620)	(781)
Other	(4)	(95)

Net cash used in investing activities	(9,806)	(6,039)

Financing Activities:
Net borrowings under bank lines of credit	17,835	23,257
Net increase in short-term borrowings	57	963
Proceeds from issuance of long-term borrowings	198	55
Repayment of long-term borrowings	(1,787)	(300)
Repayment of capital lease obligations	(4,373)	(7,086)
Contingent consideration paid	(26)	—
Acquisition of noncontrolling interest	(1,168)	—
Dividends paid to noncontrolling interests	(157)	(34)
Net proceeds from issuance of ordinary shares	1,334	3,189
Excess tax benefit from share-based compensation	398	251

Net cash provided by financing activities	12,311	20,295

Effect of foreign exchange rate changes on cash and cash equivalents	19,330	4,161

Net decrease in cash and cash equivalents	(21,798)	(10,063)
Cash and cash equivalents at beginning of period	326,795	350,784

Cash and cash equivalents at end of period	$304,997	$340,721

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2011
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$829,753	$368,952	$—	$1,198,705

Purchased transportation costs	645,250	142,878	—	788,128
Staff costs	109,667	116,713	6,965	233,345
Depreciation	4,388	7,394	659	12,441
Amortization of intangible assets	1,086	1,719	650	3,455
Severance and restructuring charges	1,973	2,876	—	4,849
Other operating expense	48,664	83,756	5,274	137,694

Total operating expenses	811,028	355,336	13,548	1,179,912

Operating income/(loss)	$18,725	$13,616	$(13,548)	18,793

Interest expense, net				(4,224)
Other income, net				176

Pretax income				14,745
Provision for income taxes				4,235

Net income				10,510
Net income attributable to noncontrolling interests				1,767

Net income attributable to UTi Worldwide Inc.				$8,743

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$721,774	$333,382	$—	$1,055,156

Purchased transportation costs	562,335	127,073	—	689,408
Staff costs	94,390	106,977	5,634	207,001
Depreciation	3,832	7,228	352	11,412
Amortization of intangible assets	1,030	2,314	—	3,344
Other operating expenses	46,370	73,024	5,645	125,039

Total operating expenses	707,957	316,616	11,631	1,036,204

Operating income/(loss)	$13,817	$16,766	$(11,631)	18,952

Interest expense, net				(4,119)
Other income, net				844

Pretax income				15,677
Provision for income taxes				4,936

Net income				10,741
Net income attributable to noncontrolling interests				667

Net income attributable to UTi Worldwide Inc.				$10,074

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2011
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution		Transformation
	Forwarding	Distribution	Net	Net	Operating	and facility
	Revenue	Revenue	Revenue	Revenue	(Loss)/Income	exit costs

EMENA	$273,831	$56,471	$64,970	$38,025	$(3,571)	$3,798
Americas	176,057	202,725	45,609	99,373	3,726	1,051
Asia Pacific	257,588	13,046	48,171	8,850	13,804	—
Africa	122,277	96,710	25,753	79,826	18,382	—
Corporate	—	—	—	—	(13,548)	1,612

Total	$829,753	$368,952	$184,503	$226,074	$18,793	$6,461

	Three months ended April 30, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$230,394	$65,194	$58,813	$39,649	$2,787
Americas	150,100	173,304	40,772	90,531	4,888
Asia Pacific	255,062	9,187	38,737	6,620	8,885
Africa	86,218	85,697	21,117	69,509	14,023
Corporate	—	—	—	—	(11,631)

Total	$721,774	$333,382	$159,439	$206,309	$18,952

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three months ended April 30, 2011
			Non
	US GAAP	Adjustment	US GAAP
Revenue	$1,198,705	$—	$1,198,705

Purchased transportation costs	788,128	—	788,128
Staff costs (1)	233,345	(503)	232,842
Depreciation and amortization (1)	12,441	(466)	11,975
Amortization of intangible assets	3,455	—	3,455
Severance and restructuring charges (2)	4,849	(4,849)	—
Other operating expenses (1)	137,694	(643)	137,051

Operating income	18,793	6,461	25,254
Interest expense, net	(4,224)	—	(4,224)
Other income, net	176	—	176

Pretax income	14,745	6,461	21,206
Provision for income taxes	4,235	1,856	6,091

Net income	10,510	4,605	15,115
Net income attributable to noncontrolling interests	1,767	—	1,767

Net income attributable to UTi Worldwide Inc.	$8,743	$4,605	$13,348

Basic earnings per share	$0.09		$0.13
Diluted earnings per share	$0.08		$0.13

(1)
During the quarter ended April 30, 2011, the company recorded other transformation-related costs totaling $1,612 that are related to its new financial system. These costs are comprised of $503 of staff costs, amortization of capitalized software costs of $466 and consulting fees of $643.

(2)
During the quarter ended April 30, 2011, the company recorded severance and restructuring charges totaling $4,849, which were comprised of $1,973 in severance costs related to transformation activities and $2,876 in severance and facility exit costs associated with the closure of certain underutilized contract logistics facilities in Europe.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	Revenues		Net Revenues

Three months ended April 30, 2010	$1,055,156		$365,748
Add: Acquisitions impact (3)	2,634	—%	192	—%
Add: Currency impact (4)	42,420	4%	15,613	4%
Organic growth	98,495	9%	29,024	8%

Three months ended April 30, 2011	$1,198,705		$410,577

(3)	Relates to revenues and net revenues in the current period for businesses acquired from May 2010.

(4)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our operating expenses over the corresponding prior-year period.

	Three months ended
	April 30, 2011	April 30, 2010

Total operating expenses	$1,179,912	$1,036,204
Less: Purchased transportation costs	788,128	689,408

Adjusted operating expenses	$391,784	346,796

Reconciliation of adjusted operating expenses
Add: Acquisition impact (5)		300	—%
Add: Currency impact (6)		14,385	4%
Add: Severance and restructuring charges (7)		4,849	1%
Add: Transformation financial system costs (8)		1,612	—%
Add: Organic impact		23,842	7%

Adjusted operating expenses for the three months ended April 30, 2011		$391,784

(5)	Relates to operating expenses in the current period for businesses acquired from May 2010.

(6)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

(7)
Includes $1,973 in severance costs related to transformation activities and $2,876 in severance and other costs associated with the exit of certain underutilized contract logistics facilities in Europe.

(8)	Represents other transformation-related costs associated with the company’s new financial system.